Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-14 of Northern Lights Fund Trust, of our report dated June 27, 2025, relating to our audits of the financial statements and financial highlights of Toews Hedged Oceana Fund and Toews Hedged U.S. Opportunity Fund, appearing in the Form N-CSR for the year ended April 30, 2025, which are part of such Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights,” “Representations and Warranties”, and “Exhibit B” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

February 6, 2026